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                              THE KOREA FUND, INC.

                           OFFER TO PURCHASE FOR CASH
              UP TO 4,966,590 SHARES OF ITS ISSUED AND OUTSTANDING
           SHARES OF COMMON STOCK AT 95% OF NET ASSET VALUE PER SHARE

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME ON FEBRUARY 23, 2004, UNLESS THE OFFER IS EXTENDED.

     THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE DATED JANUARY 23, 2004 AND IN THE LETTER OF TRANSMITTAL.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated January 23, 2004 (the "Offer to Purchase"), of The Korea Fund, Inc., a diversified, closed-end management investment company incorporated under the laws of the state of Maryland (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 4,966,590 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), for cash at a price equal to 95% of their net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on the business day after the Expiration Date, subject to the terms and conditions set forth in the Offer. The "Expiration Date" of the Offer is 5:00 p.m. Eastern time on February 23, 2004, unless the Fund, in its sole discretion, shall extend the period the Offer is open, in which case Expiration Date shall mean the last time and date the Offer, as so extended by the Fund, shall expire.

     The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

     Your attention is called to the following:

          (1) The purchase price to be paid for the Shares is an amount per Share equal to 95% of the net asset value per Share as determined as of the close of the regular trading session of the NYSE on the business day after the day on which the Offer expires. The current net asset value of the Fund is calculated daily and may be obtained from Georgeson Shareholder Communications, Inc. (the "Information Agent") by calling (800) 843-0369 between the hours of 9:00 a.m. and 5:00 p.m. Eastern time, Monday through Friday (except holidays).

          (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

          (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to the Expiration Date.

          (4) No fees or commission will be payable to the Fund in connection with the Offer. Except as mandated in Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, the Fund will pay any stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer. However, a broker, dealer or other person may charge a fee for processing the transactions on behalf of shareholders.

          (5) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

     An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.
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     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION TO
ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                         Very Truly Yours,

                                         THE KOREA FUND, INC.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated January 23, 2004, relating to The Korea Fund, Inc. (the "Fund"), to purchase up to 4,966,590 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares").

     This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                ________ SHARES

                     ENTER NUMBER OF SHARES TO BE TENDERED.

                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

[ ] Is the beneficial or record owner of an aggregate of not more than 99
    Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

                                   SIGN HERE

Account Number:
----------------------------------------  Signature:
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Dated:
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               TAXPAYER IDENTIFICATION NO. OR SOCIAL SECURITY NO.

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